Exhibit 99.3

CACHET FINANCIAL SOLUTIONS INC.

PRO FORMA CONDENSED FINANCIAL STATEMENTS

C O N T E N T S

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Balance Sheet November 30, 2013/September 30, 2013 (Restated)	2

Statement of Operations Year Ended February 28, 2013/December 31, 2012	3

Statement of Operations Nine Months Ended November 30, 2013/September 30, 2013 (Restated)	4

Notes to Financial Statements	5-7

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF
DE ACQUISITION 2, INC. AND CACHET FINANCIAL SOLUTIONS INC.

Restatement

The unaudited pro forma combined financial statements as of November 30, 2013/September 30, 2013 and for the nine months ended November 30, 2013/September 30, 2013, have been restated to reflect the value of Cachet common shares issued under a Cachet February 2013 offer to induce conversion of debt. The effect of the restatement was to increase the Cachet and Pro Forma combined loss by $674,414 and the Cachet and Pro Forma net loss per share by $0.19 and $0.02, respectively, for the nine months ended November 30, 2013/September 30, 2013.

The following presents unaudited pro forma condensed combined financial statements of DE Acquisition 2, Inc. (“DE2”) and Cachet Financial Solutions Inc.  (“Cachet”) as if the Merger had been completed at the beginning of each of the periods presented for statements of operations purposes and as of the balance sheet date for balance sheet purposes. The following unaudited pro forma condensed combined financial statements are based on an assumption that all of Cachet’s common shares were exchanged for DE2 common shares in the Merger, as more fully described in the accompanying footnotes. The pro forma statements also assume that all outstanding options and warrants of Cachet prior to the Merger were exchanged for options and warrants of DE2. The Merger was accounted for as a purchase, with Cachet as the acquiring entity for accounting purposes.

The historical data of DE2 for the year ended February 28, 2013 and Cachet for the year ended December 31, 2012 have been derived from their audited financial statements. The historical data of DE2 for the nine months ended November 30, 2013 and Cachet for the nine months ended September 30, 2013 have been derived from their unaudited financial statements. The unaudited pro forma condensed combined balance sheet and statements of operations are based on assumptions and include adjustments as explained in the accompanying notes.

The unaudited pro forma condensed combined financial statements do not necessarily reflect the results of operations of DE2 and Cachet that actually would have resulted had the Merger been consummated as of the dates referred to above. Accordingly, such data should not be viewed as fully representative of the past performance of DE2 or Cachet or indicative of future results.

These unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of DE2 and Cachet and should be read in conjunction with the historical financial statements of DE2 and Cachet and the related notes.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF
DE ACQUISITION 2, INC. AND CACHET FINANCIAL SOLUTIONS INC.
COMBINED BALANCE SHEET

	DE2 November 30,	Cachet September 30,		Pro Forma	Pro Forma
	2013	2013		Adjustments	Combined
		(Restated)			(Restated)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$79,660			79,660
Accounts receivable, net	-	337,419			337,419
Other current assets	4,300	586,675			590,975
TOTAL CURRENT ASSETS	4,300	1,003,754			1,008,054

PROPERTY AND EQUIPMENT, net	-	424,564			424,564
OTHER NON CURRENT ASSETS	-	216,646			216,646
TOTAL ASSETS	$4,300	$1,644,964		-	$1,649,264
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$-	$978,836			$978,836
Deferred revenue	-	480,765			480,765
Accrued interest	-	1,755,566			1,755,566
Other current liabilities	-	194,200			194,200
Current portion of long-term debt	-	7,957,695			7,957,695
TOTAL CURRENT LIABILITIES	-	11,367,062			11,367,062

LONG TERM DEBT, net of current portion	85,105	1,755,928			1,841,033
WARRANT LIABILITY	-	295,000			295,000
DEFERRED REVENUE	-	399,528			399,528
OTHER NON CURRENT LIABILITIES	-	188,469			188,469
TOTAL LIABILITIES	85,105	14,005,987			14,091,092

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT

Preferred shares, $.01 Par Value, 2,500,000 shares authorized, None issued and outstanding	-	-			-

Common shares, $.01 Par Value, 22,500,000 shares authorized, 4,130,026 issued and outstanding	-	41,300	(1)	(41,300)	-

Preferred Stock, $0.0001 Par Value, 20,000,000 shares authorized None issued and outstanding	-	-			-

Common Stock, $0.0001 Par Value, 500,000,000 shares authorized 5,000,000 issued and outstanding	500	-	(1)	4,524	5,024

ADDITIONAL PAID-IN-CAPITAL	22,734	21,458,945	(1)	36,776	21,414,416
			(2)	(104,039)
ACCUMULATED DEFICIT	(104,039)	(33,861,268	)(2)	104,039	(33,861,268)
TOTAL SHAREHOLDERS' DEFICIT	(80,805)	(12,361,023)			(12,441,828)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$4,300	$1,644,964		-	$1,649,264

The accompanying notes are an integral part of these condensed combined pro forma financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF
DE ACQUISITION 2, INC. AND CACHET FINANCIAL SOLUTIONS INC.
COMBINED STATEMENT OF OPERATIONS
YEAR ENDED

	DE2 February 28, 2013	Cachet December 31, 2012	Pro Forma Adjustments	Pro Forma Combined
Revenue	$-	$373,231		$373,231
Cost of Revenue	-	2,048,325		2,048,325
Gross Loss	-	(1,675,094)		(1,675,094)
Operating Income/(Expense)	(2,477)	6,268,113		6,265,636
Operating Loss	2,477	(7,943,207)		(7,940,730)
Interest Income/(Expense)	3,054	(4,379,468)		(4,376,414)
Other Non - Operating Expense	-	(579,500)		(579,500)
Net Loss	$(577)	$(12,902,175)		$(12,896,644)
Basic and Fully Diluted Shares Outstanding	5,000,000	1,524,991		21,703,531
Net Loss Per Share	$(0.00)	$(8.46)		$(0.59)

The accompanying notes are an integral part of these condensed combined pro forma financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF
DE ACQUISITION 2, INC. AND CACHET FINANCIAL SOLUTIONS INC.
COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED

	DE2 November 30, 2013	Cachet September 30, 2013	Pro Forma Adjustments	Pro Forma Combined
		(Restated)		(Restated)
Revenue	$-	$774,267		$774,267
Cost of Revenue	-	1,908,028		1,908,028
Gross Profit	-	(1,133,761)		(1,133,761)
Operating Expenses	30,492	5,293,354		5,323,846
Operating Loss	(30,492)	(6,427,115)		(6,457,607)
Interest Expense	(4,167)	(2,380,507)		(2,384,674)
Other Non - Operating Expense	-	(2,417,602)		(2,417,602)
Net Loss	$(34,659)	$(11,225,224)		$(11,259,883)
Basic and Fully Diluted Shares Outstanding	5,000,000	3,562,082		44,016,197
Net Loss Per Share	$(0.01)	$(3.15)		$(0.26)

The accompanying notes are an integral part of these condensed combined pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Merger and Basis of Presentation

On January 14, 2014, DE2 entered into an Agreement and Plan of Merger with Cachet Acquisition Corp, a wholly owned subsidiary of DE2 (“Merger Sub”), and Cachet (as amended on February 12, 2014, the “Merger Agreement”). Cachet is a privately held company that provides technology services, primarily Remote Deposit Capability, to financial institutions and their clients. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Cachet and Cachet is the surviving corporation and a wholly owned subsidiary of DE2 (the “Merger”). On dates up to 30 and 120 days following the Merger, additional shares will be issued to those DE2 shareholders immediately prior to the Merger, for no additional consideration, such that they will hold 3% of the fully diluted shares outstanding as of those dates.

On February 12, 2014, the Merger was completed. Immediately following the Merger, DE2 changed its name to Cachet Financial Solutions Inc. (“New Cachet”) and changed its fiscal year end from the end of February to December 31. Pursuant to the terms of the Merger Agreement, each share of Cachet’s common stock that was issued and outstanding at such time was cancelled and converted into shares of DE2’s common stock. As a result of the Merger, all of Cachet’s outstanding warrants and stock options were converted and exchanged for warrants and stock options of DE2. The number of shares subject to and exercise prices of DE2 convertible securities issued under the exchange was determined by application of  the exchange ratio to the terms of the Cachet convertible debt and options outstanding as of the Merger date.

Upon the closing of the transaction Cachet stockholders will own a majority of the voting stock of the combined company, pre-Merger officers of Cachet will assume key management positions at the combined company and, immediately prior to the Merger, the pre-Merger directors of Cachet were elected by written consent to hold a majority of the board of directors of the combined company (such appointments to be effective as of the expiration of the required waiting period under SEC Rule 14c-2). As a result, Cachet will be deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as a reverse acquisition in accordance with FASB Accounting Standards Codification (“ASC”) Topic 805, Business Combinations.

1. Estimate of DE2 Shares to be Exchanged for Cachet Shares – Merger

For purposes of these pro forma financial statements, each share of Cachet common stock issued and outstanding was exchanged for 10.9532 shares of DE2 common stock.

See Note 7 for transactions subsequent to September 30, 2013 and prior to the Merger.

2. DE2 Stock Split and Elimination of Accumulated Deficit

As a result of the Merger and change in control of DE2, the accumulated deficit of DE2 of $104,039 was eliminated and charged to additional paid in capital.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

3. Consideration and Post Merger Adjustment to Shares of Existing DE2 Shareholders

On dates up to 30 and 120 days following the Merger, additional shares will be issued to those DE2 shareholders immediately prior to the Merger, for no additional consideration, such that they will hold 3% of the fully diluted shares outstanding as of those dates. As DE2 shareholders had approximately 3% of the fully diluted shares as of the September 30, 2013 pro forma date, no additional shares are assumed to be issued.

The fair value of estimated consideration paid to DE2 in exchange for the 3% interest is estimated to be $507,000 plus the long term debt assumed of $85,105. As DE2 had no tangible or identifiable intangible assets at the time of the Merger, and recognition of goodwill is not permitted in this type of merger transaction, no assets were recorded as a result of the Merger.

4. Exchange of Cachet Warrants and Stock Options

At the time of the Merger, the Company will convert and exchange all the outstanding common stock purchase warrants and stock options of Cachet into warrants and options of DE2.  There was no change in the instruments’ economic value,  therefore no pro forma accounting adjustment was required.

See Note 7 regarding transactions involving exchange of warrants and issuance of additional warrants subsequent to September 30, 2013.

5. Income Taxes

Cachet is an S- Corporation under the provisions of the Internal Revenue Code and applicable state regulations. No pro forma income tax benefit was included in the pro forma condensed consolidated financial statements of operations because a full valuation allowance would have been established on the deferred tax asset as it would be more likely than not that future tax benefits will not be realized.

6. Basic and Diluted Income (Loss) per Share

Basic income (loss) per common share is computed by dividing net income (loss) by the weighted average common shares outstanding. Diluted income (loss) per common shares is computed by dividing net income (loss) by the weighted average common shares outstanding and common shares equivalents related to stock options when dilutive. The Year Ended refers to the period ended February 28, 2013/December 31, 2012 and the Nine Month period refers to the period ended November 30, 2013/September 30, 2013. The effect of any outstanding common stock equivalents has not been included in the pro forma per share amounts as it would be anti-dilutive.

Pro forma weighted average shares outstanding were as follows:

	Year Ended	Nine Months

DE2 historical weighted average shares	5,000,000	5,000,000
Shares assumed issued in Merger	16,703,531	39,016,197
Weighted average shares outstanding—basic and fully diluted	21,703,531	44,016,197

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

7. Events subsequent to September 30, 2013

Since September 30, 2013 Cachet has completed the following transactions:

In November 2013, Cachet offered to convert debt, plus accumulated interest, into shares of the Company’s common stock. As a result, $4,319,677 of debt and accumulated interest was converted into common shares based on an exchange rate of $4.00 per share.

In November 2013, Cachet offered to exchange 1 share of common stock for every 5 warrants outstanding. As a result 389,790 shares were issued and 1,948,948 warrants to purchase common shares were cancelled. At the time of the exchange, the fair value of the shares issued exceeded the fair value of the warrants by $681,189 and Cachet recorded an expense of that amount in December 2013.

In December 2013, Cachet entered into an agreement to issue convertible notes to an investor in principal amount of up to $4 million. Through the date of the Merger, $500,000 had been borrowed under this note. Under the note agreement, the investor has the right, but not the obligation, to advance additional amounts up to the $4 million. The proceeds of borrowings under the note are expressly to be used to repay amounts owed under the Senior Secured Note Payable. Borrowings under the agreement bear interest at 10% and the note matures in December 2016. The terms of the agreement provide that the investor will have several options to convert the notes at varying rates and times following the completion of a private placement.

Since September 2013 and through the date of the Merger, Cachet has borrowed $2.6 million in addition to the $500,000 described above. These borrowings were under various short and long term arrangements, bear interest at 10% and contain provisions for either conversion to common stock or repayment in the event of a private placement.  In connection with these borrowings, the Company issued warrants to purchase 908,750 Cachet common shares at $1.41. During this period the Company has also repaid $1.0 million, inclusive of the $500,000 referred to in the preceding paragraph, of the amount owed under the Senior Secured Note Payable.

In December 2013, Cachet agreed to acquire certain assets and operations of a technology services company with capabilities and relationships in the mobile banking industry. The approximate purchase price is $1.5 million, with the potential for contingent consideration of up to $750,000 in cash and stock based upon the seller meeting certain milestones. It is expected that the purchase price will be allocated primarily to intangible assets and contracts of the acquired business. The Company expects to close on this transaction in early 2014 subject to completion of pre-closing activities and due diligence.

Cachet’s tax status as an S corporation terminated.